UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2014
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Dynex Capital, Inc. (the “Company”) approved annual bonuses for 2013 performance for a number of Company employees under the Company's Performance Bonus Program (the “Program”), including Thomas B. Akin, Executive Chairman, Byron L. Boston, Chief Executive Officer, President and Co-Chief Investment Officer, and Stephen J. Benedetti, Executive Vice President, Chief Operating Officer and Chief Financial Officer.

Determination of Bonuses

The bonuses awarded to Messrs. Akin, Boston and Benedetti were determined by the Committee pursuant to the terms of the Program, under which the Committee determined that Messrs. Akin, Boston and Benedetti had earned $600,000, $600,000, and $285,000, respectively. The maximum performance bonus that could be earned under the terms of the Program is 200% of the recipient's actual base salary paid in 2013.

Determination Regarding Stock Elections

Pursuant to the terms of the Program, bonus recipients may elect to receive all or part of their bonuses in unrestricted shares of Company common stock, with any such amount paid in unrestricted shares being increased by 5%. In light of the Company’s continuing efforts to better align management compensation with shareholder interests and its performance during 2013, and with input from management, the Committee determined that any such stock election shares should be restricted, vesting in three equal annual installments beginning in 2015. Messrs. Akin and Boston have indicated their intent to elect to receive all of their 2013 Program bonuses in restricted shares, and Mr. Benedetti has indicated his intent to elect to receive part of his 2013 Program bonus in restricted shares. They have until January 28, 2014 to formally make their elections.

For any portion of their 2013 Program bonuses that Messrs. Akin, Boston and Benedetti elect to receive in restricted shares, the number of such shares will be determined by dividing 105% of the dollar value of the stock election portion of the bonus by the closing price of the Company's common stock on the grant date, which will be January 28, 2014, rounded down to the nearest whole share.

The cash portion of any 2013 Program bonus will be paid on February 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	January 27, 2014	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer